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                                                                  EXHIBIT (i)(2)

        [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                June 28, 2004


Van Kampen Pace Fund
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555


                    Re:  Post-Effective Amendment No. 55 to the
                         Registration Statement on Form N-1A
                         for the Van Kampen Pace Fund
                         (the "Registration Statement")
                         (File Nos. 2-31417 and 811-1792)


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                   Very truly yours,

                               /s/ Skadden, Arps, Slate,
                                   Meagher & Flom LLP